                                                                 EXHIBIT 99.8(b)

        AGREEMENT date Dec. 16, 1985 between THE CHASE MANHATTAN BANK, N.A. ("Bank") and FIRST JERSEY NATIONAL BANK ("Company").

        1. Custody Account. The Bank agrees to establish and maintain (a) a custody account in the name of the Company, acting as custodian for Merrill Lynch Retirement Benefit Investment Program, Inc., a Maryland corporation ("Fund") ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property (hereinafter called "Securities") from time to time received by the Bank or its subcustodian (as defined in the last sentence of Section 3) for the account of the Company, and (b) a deposit account in the name of the Company acting as custodian for the Fund ("Deposit Account") for any and all cash and cash equivalents ("Cash") in any currency received by the Bank or its subcustodian for the account of the Company, which Cash shall not be subj ect to withdrawal by draft or check.

        2. Maintenance of Securities and Cash Abroad. Securities in the Custody Account shall be held in such country or other jurisdiction as shall be approved by the Board of Directors of the Fund and specified from time to time in Instructions, provided that such country or other jurisdiction shall be one in which (i) the principal trading market for such Securities is located, (ii) such Securities are to be presented for payment, or (iii) such Securities are acquired for the Custody Account. Cash in the Deposit Account shall be credited to an account in such amounts and in the country or other jurisdiction as shall be approved by the Board of Directors of the Fund and specified from time to time in Instructions, provided that such country or other jurisdiction shall be one in which such Cash is the legal currency for the payment of public or private debts.

        3. Eligible Foreign Custodians and Securities Depositories. The Company authorizes the Bank to hold the Securities in the Custody Account and the Cash in the Deposit Account in custody and deposit accounts, respectively, which have been established by the Bank with one of its branches, a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository; provided, however, that the Board of Directors of the Fund has approved the use of, and the Bank's contract with, such eligible foreign custodian or eligible foreign securities depository by resolution, and Instructions to such effect have been provided to the Bank. Furthermore, if one of-its branches, a branch of a qualified U.S. bank or an eligible foreign custodian is selected to act as the Bank's subcustodian to hold any of the Securities or Cash, such entity is authorized to hold such Securities or Cash in its account with any eligible foreign securities depository in which it participates. For purposes of this Agreement (a) "gualified U.S. bank" shall mean a qualified U.S. bank as defined in Rule 17f-S under the Investment Company Act of 1940; (b) "eligible foreign custodian" shal1 mean (i) a banking institution or trust company incorporated or organized under, the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) or (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the Bank; and (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling of securities or equivalent book-entries in that country or (ii) a transnational system for the central handling of securities or equivalent book-entries.

        Hereinafter the term "subcustodian" will refer to any branch of a qualified U.S. bank, any eligible foreign custodian or any eligible foreign securities depository with which the Bank has entered an agreement of the type contemplated hereunder regarding Securities and/or Cash held in or to be acquired for the Custody Account or the Deposit Account.

        4. Use of Subcustodian. With respect to Securities and other assets in the Custody Account and Cash in the Deposit Account which are maintained by the Bank in the physical custody of a subcustodian pursuant to Section 3 (as used in this Section 4, the term "Securities" means such Securities and other assets)

        (a) The Bank will identify on its books as belonging to the Fund any Securities or Cash, as the case may be, held by such subcustodian.

        (b) In the event that a subcustodian permits any of the Securities or Cash, as the case may-be, placed in its care to be held in an eligible foreign securities depository, such subcustodian will be required by its agreement with the Bank to identify on its-books such Securities or Cash, as the case may be, as being held for the account of the Bank as a custodian for its customers.

        (c) Any Securities in the Custody Account or Cash in the Deposit Account held by a subcustodian of the Bank will be subject only to the instructions of the Bank or its agents; and any Securities or Cash, as the case may be, held in an eligible foreign securities depository for the account of a subcustodian will be subject only to the instructions of such subcustodian.

        (d) The Bank will only deposit Securities or Cash, as the case may be, in an account with a subcustodian which includes exclusively the assets held by the Bank for its customers, and the Bank will cause such account to be designated by such subcustodian as a special custody account for the exclusive benefit of customers of the Bank.

        (e) Any agreement the Bank shall enter into with a subcustodian with respect to the holding of Securities or Cash shall require that (i) the Securities or Cash, as the case may be, are not subject to any right, charge, security interest, lien or claim of any kind in favor of such subcustodian except a claim of payment for their safe custody or administration and (ii) beneficial ownership of such Securities or Cash, as the case may be, is freely transferable without the payment of money or value other than for safe custody or administration; provided, however, that the foregoing shall not apply to the extent that any of the above-mentioned rights, charges, etc. result from any arrangements made by the Company with any such subcustodian.


        (f) The Bank shall allow officers of, independent public accountants engaged by, or other representatives of the Fund or the Company such access at reasonable. times to the records of the Bank relating to the Securities held in the Custody Account and Cash held in the Deposit Account as is required by such officers, accountants or representatives in connection with their examination of the books and records pertaining to the affairs of the Fund or the Company. Subject to restrictions under applicable law, any agreement the Bank shall enter into with any subcustodian shall require any subcustodian With which the Bank maintains the physical possession of any Securities in the Custody Account or Cash in the Deposit Account to permit officers of., independent public accountants engaged by, or other representatives of, of the Fund or the Company such access at reasonable times to the records of such subcustodian as may be required in connection with their examination of the books and records pertaining to the affairs of the Fund or the Company. Upon a request from the Company, the Bank shall furnish to the Fund and the

 Company such reports (or portions thereof) of the Bank's external auditors as relate directly to the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall use its best efforts to obtain and furnish the Fund and the Company with such similar reports as the Fund or the Company may request with respect to each eligible foreign custodian and eligible foreign securities depository holding Securities and Cash.

        (g) The Bank will supply to the Fund and the Company no less frequently than monthly a statement in respect to any Securities in the Custody Account and Cash in the Deposit Account held by a subcustodian, including an identification of the entity having possession of the Securities or Cash, as the case may be, and the Bank will send to the Fund and the Company an advice or notification of any transfers of Securities to or from the Custody Account, indicating, as to Securities acquired for the account of the Company for the Fund, the identity of the entity having physical possession of such Securities and with respect to transfers of Securities to or from the Custody-Account, the Bank will send to the Fund and the Company appropriate statements, reports and/or advices, reflecting transactions in the Deposit Account. In the absence of the filing in writing with the Bank by the Company of exceptions or objections to any such statement within one hundred and eighty (180) days, the Company shall be deemed to have approved such statement; and in such case or upon written approval of the Company of any such statement the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Company and all persons having any equity interest in the Company were parties.

        (h) The Bank hereby represents and warrants to the Fund and the Company that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a Qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding Securities of the Fund in the account of the Company pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank (and its securities depositories) in New York and shall be subject to the provisions of
 Section 4A below.

        4A. Selection of Foreign Banks and Depositories. The use of, and the Bank's contract with, each foreign bank and each foreign securities depository selected pursuant to Section 4 herein shall be subject to the prior approval of the Board of Directors of the Fund, which approval shall be reflected in
 Schedule 4A. attached hereto. The Fund shall provide to the Bank certified copies of resolutions of the Board of Directors approving the use of the entities listed in such Schedule 4A. The receipt by the Bank of Instructions shall-be sufficient to effect the amendment of Schedule 4A. %to designate the approval of such additional entities, or to instruct the Bank to cease the use of any one or more of such entities, to hold the Securities and cash of the Fund; provided, in the case of the approval of an entity, that the Bank is provided with a certified resolution of the Board of Directors to that effect.

        5. Deposit Account Payments. Subject to the provisions of Section 7, the Bank shall make, or cause its subcustodians to make, payments of Cash credited to the Deposit Account only

        (a) in connection with the purchase of Securities for the Fund and the delivery of such securities to, or the crediting of such Securities to the account of, the Bank or its subcustodian, each such payment to be made at prices as confirmed by Instructions (as defined in Section 9 hereof) from Authorized Persons (as defined in Section 10 hereof);

        (b) for the payment for the account of the Fund of operating expenses;

        (c) for the payments to be made in connection with the conversion, exchange or surrender of Securities held in the Custody Account;

        (d) for other proper corporate purposes of the Fund; or

        (e) upon the termination of this Custody Agreement as hereinafter set forth.

All payments of Cash for a purpose. permitted by subsection (a), (b) or (c) of this Section 5 will be made only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose for which the payment is to be made and the applicable subsection of this Section 5. In the case of any payment to be made for the purpose permitted by subsection (d) of this Section 5, the Bank must first receive a certified copy of a resolution of the Board of Directors of the Fund adequately describing such payment, declaring such purpose to. be a proper corporate purpose, and naming the person or persons to whom such payment is to be made. Any payment pursuant to subsection (e) of this Section 5 will be made in accordance with Section 17.

        In the event that any payment made under this Section 5 exceeds the funds available in the Deposit Account, the Bank may, in its discretion, advance the Company an amount equal to such excess and such advance, payable, shall be deemed a loan from the Bank to the Company,. payable -on demand, bearing interest at the rate of interest customarily charged by the Bank on similar loans.

        If the Bank causes the Deposit Account to be credited on the payable date for interest, dividends or redemptions, the Company, upon written instructions from the Fund, will promptly return to the Bank any such amount or property so credited upon oral or written notification that neither the Bank nor its subcustodian can collect such amount or property in the ordinary course of business. Except for such actions as the Bank may lawfully perform pursuant to Instructions of Authorized Persons, the Bank or its subcustodian, as the case may be, shall have no duty or obligation to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount or property beyond its ordinary collection procedures.

        6. Custody Account Transactions. Subject to the provisions of Section 7, Securities in the Custody Account will be transferred, exchanged or delivered by the Bank or its subcustodians only

        (a) upon sale of such Securities held for the Fund and receipt by the Bank or its subcustodian only of payment therefor, each such payment to be in the amount confirmed by Instructions from Authorized Persons;

        (b) when such Securities are called, redeemed or retired, or otherwise become payable;

        (c) in exchange for or upon conversion into other Securities alone or other Securities and Cash or Cash alone pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

        (d) upon conversion of such Securities pursuant to their terms into other Securities;

        (e) upon exercise of subscription, purchase or other similar rights represented by such Securities;

        (f) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities;

        (g) for other proper corporate purposes of the, Fund;

        (h) upon the termination of this Custody Agreement as hereinafter set forth.

 All transfers, exchanges or deliveries of Securities in the Custody Account for a purpose permitted by either subsection (a), (b), (c), (d), (e) or (f) of this
 Section 6 will be made, except as provided in Section 8, only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose of the transfer, exchange or delivery to be made and the applicable subsection of this Section 6. In the case of any transfer, exchange or delivery to be made for the purpose permitted by subsection (g) of this Section 6, the Bank must first receive a certified copy of a resolution of the Board of the Fund adequately describing such transfer, exchange or delivery, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

 Any transfer or delivery pursuant to subsection (h) of this Section 6 will be made in accordance with Section 17.

        7. Custody Account Procedures. With respect to any transaction involving Securities held in or to be acquired for the Custody Account, the Bank in its discretion may cause the Deposit Account to be credited on the contractual settlement date with the proceeds of any sale or exchange of Securities from the Custody Account and to be debited on the contractual settlement date for the cost of Securities purchased or acquired for the Custody Account. The Bank may reverse any such credit or debit if the transaction with respect to which such credit or debit were made fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date, except that if any Securities delivered pursuant to this Section 7 are returned by the recipient thereof, the Bank may cause any such credits and debits to be reversed at any time. With respect to any transactions as to which the Bank does not determine so to credit or debit the Deposit Account, the proceeds from the sale or, exchange of Securities will be credited and the cost of such Securities purchased or acquired will be debited to the

 Deposit Account on the date such proceeds or Securities are received by the Bank.

        Notwithstanding the preceding paragraph, settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer.

        8. Actions of the Bank. Until the Bank receives Instructions from Authorized Persons to the contrary, the Bank will, or will instruct its subcustodian, to

        (a) present for payment any Securities in the Custody Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Bank or subcustodian is aware of such opportunities for payment, and hold cash received upon presentation of such Securities in accordance with the provisions of Sections 2, 3 and 4 of this Agreement;

        (b) in respect of Securities in the Custody Account, execute in the name of the Company such ownership and other certificates as may be required to obtain payments in respect thereof;

        (c) exchange interim receipts or temporary Securities in the Custody Account for definitive Securities;

        (d) convert moneys received with respect to Securities of foreign issue into United States dollars or any other currency necessary to effect any transaction involving the Securities whenever it is practicable to do so through customary banking channels, using any method or agency available, including, but not limited to, the facilities of the Bank, its subsidiaries, affiliates or subcustodians; and

        (e) appoint brokers and agents for any transaction involving the Securities in the Custody Account, including, without limitation, affiliates of the Bank or any subcustodian, but except as otherwise specifically provided herein the Bank or its subcustodian, as the case may be, will not be responsible for any act, omission or default of, or for the solvency of, any such broker or agent.

        9. Instructions. As used in this Agreement, the term "Instructions" means instructions of the Company received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic-instruction system acceptable to the Bank which the Bank reasonably believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify.

        Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Company will hold the Bank harmless for its failure to send such confirmation in writing or the failure of such confirmation to conform to the telephone instructions received. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superceded. If the Bank requires test arrangements, authentication methods or other security devices to be used with respect to Instructions, any Instructions given by the Company thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Bank may put into effect and modify from time to time. The Company shall safeguard any test keys, identification codes or other security devices which the Bank shall make available to it. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions, with respect to the Custody Account.

        10. Authorized Persons. As used in this Agreement, the term "Authorized Persons" means such officers or such agents of the Fund or the Company as have been designated by a resolution of the Board of Directors of the Fund or the Company, as the case may be, a certified copy of which has been provided to the Bank, to act on behalf of the Fund or the Company in the performance of any acts which Authorized Persons may do under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from Authorized Persons that any such officer or agent is no longer an Authorized Person.

        11. Nominees. Securities in the Custody Account which are ordinarly held in registered form may be registered in the name of the Bank's nominee or, as to any Securities in the possession of an entity other than the Bank, in the name of such entity's nominee. The Company agrees to hold any such nominee harmless from any liability as a holder of record of such Securities, except for the negligence, fraud or wilful misconduct of such nominee. The- Bank may with prior notice to the Company cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Company. In the event that any Securities registered in the name of the Bank's nominee or held by one of its subcustodians and registered in the name of such subcustodian's nominee are called for partial redemption by the issuer of such Security, the Bank may allot, or cause to be alloted, the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

        12. Standard of Care. The Bank shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Bank by Authorized Persons which are not contrary to the provisions of this Agreement. The Bank will use reasonable care with respect to the performance of its duties hereunder, including, without limitation, the safekeeping of Securities in the Custody Account and of Cash in the Deposit Account. The Bank shall be liable to and shall indemnify and hold harmless the Fund and the Company for any loss which shall occur as the result of the failure of a subcustodian or an eligible foreign securities depository engaged by such subcustodian to exercise reasonable care with respect to the safekeeping of such Securities and Cash to the same extent that the Bank would be liable to the Fund or the Company if the Bank were holding such Securities and Cash in New York. In the event of any loss to the Fund or the Company by reason of the failure of the Bank or its subcustodian or an eligible foreign securities depository engaged by such subcustodian to utilize reasonable care, the Bank shall be liable to the Fund or the Company to the extent of the Fund's or the Company's damages, to-be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. The Bank shall be held to the exercise of reasonable care in carrying out this Agreement but shall be indemnified by, and shall be without liability to, the Fund or the Company for any action taken or omitted by the Bank in good faith without negligence, fraud or wilful misconduct. The Bank shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Fund or the Company) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

        All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Company. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by-the Bank or by its subcustodian of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take action as provided in Section 8 hereof, unless such loss results from the negligence, fraud or wilful misconduct of the Bank or its subcustodians. The Bank shall not be liable for any action taken in good faith upon Instructions or upon any certified copy of any resolution and may rely on the genuineness of any such documents which it may in good faith believe to be validly executed. The Bank shall not be liable for any loss resulting from, or caused by, the direction of the Fund or the Company to maintain custody of any Securities or cash in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

        13. Insurance. The Bank represents and warrants that it currently maintains a bankers' blanket bond which provides standard fidelity and non-negligent loss-coverage with respect to the Securities and Cash which may be held by subcustodians pursuant to this Agreement. The Bank agrees that if at any time it for any reason discontinues such, coverage, it shall immediately-give 60 days prior written notice to the Company and the Fund. The Bank need not maintain any insurance for the benefit of the Fund or the Company.

        14. Corporate Action. The Bank or its subcustodian is to forward to the Company only such communications relative to the Securities in the Custody Account as call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) by means as shall permit, to the extent reasonably practicable under the circumstances, the Fund to take timely action. The Bank or its subcustodian will cause its nominee to execute and deliver to the Company proxies relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted. Proxies relating to bearer Securities will be delivered in accordance with written instructions from Authorized Persons.

        15. Fees and Expenses. The Company agrees to pay to the Bank from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Banks-out- of-pocket or incidental expenses, including (but without limitation) reasonable legal fees. The Company hereby agrees to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed, or assessed with respect to the Custody Account and also agrees to hold the Bank, its subcustodians, and their respective nominees harmless from any liability as a record holder of Securities in the Custody Account, except for its or their negligence; provided that the Company shall not be liable for any assessments of taxes or other governmental charges or any expenses related-thereto as result from the negligence, fraud or wilful misconduct of the Bank or its subcustodians or their respective nominees. The Bank is authorized to charge any account of the Company for such items and the Bank shall have a lien on Securities in the Custody Account and on cash in the Deposit Account for any amount owing to the Bank from time to time under this Agreement, as long as such lien would not contravene the provisions of the Order of-the Securities and Exchange Commission contained in Release No. 12053, dated November 20, 1981, as the same may be amended from time to time.

        16. Effectiveness. This Agreement shall be effective on the date first noted above.

        17. Termination. This Agreement may be terminated by the Company or the Bank by 60 days written notice to the other, sent by registered mail, provided that any termination by the Company shall be authorized by a resolution of its Board, a certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of the persons to whom the Bank shall deliver the Securities in the Custody Account and to whom the cash in the Deposit Account shall be paid. If notice of termination is given by the Bank, the

 Company shall, within 60 days following the giving of such notice, deliver to the Bank a certified copy of a resolution of its Board specifying the names of the persons to whom the Bank shall deliver the Securities in the Custody Account and to whom the cash in the Deposit Account shall be paid. In either case the Bank will deliver such Securities and cash to the persons so specified, after deducting therefrom any amounts which the Bank determines to be owed to it under Section 15. If within 60 days following the giving of a notice of termination by the Bank, the Bank does not receive from the Company a certified copy of a resolution of the Board specifying the names of the persons to whom the Bank shall deliver the Securities in the Custody Account and to whom the cash in the Cash Account shall be paid, the Bank, at its election, may deliver such Securities and pay such cash to the Company or to Authorized Persons, or may continue to hold such Securities and cash until a certified copy of one or more resolutions as aforesaid is delivered to' the Bank. The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement.

        18.  Notices.  Any notice or other communication from the Company to the
             -------
Bank is to be sent to the office of the Bank at 1211 Avenue of the Americas (33rd floor), New York, New York, 10036, Attention Global Custody Division, or such other address as may hereafter be given to the Company in accordance with the notice provisions hereunder, and any notice from the Bank to the Fund or the Company is to be mailed postage prepaid, addressed to the Fund at Box 9011, Princeton, New Jersey 08540-9011 Attn: Senior Vice President--Operations and to the Company at the address appearing below, or as it may hereafter be changed on the Bank's records in accordance with notice hereunder from the Fund or the Company.

        19.  Governing Law and Successors and Assigns.  This Agreement shall
             ----------------------------------------
be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors and assigns of the Company and the Bank.

        20.  Headings.  The headings of the paragraphs hereof are included for
             --------
convenience of reference only and do not form a part of this Agreement.

                                        FIRST JERSEY NATIONAL BANK


                                        By /s/              Vice President
                                           -------------------------------
                                            Title(s)


                            Address for record Trust Custody Division
                                               One Exchange Place
                                               Jersey City, NJ  07303


                                               THE CHASE MANHATTAN BANK, N.A.

                                               By /s/ Catherine A. Lee
                                                  -------------------------
                                                  Title Vice President

Approved by the Board
of Directors of Merrill
Lynch Retirement Benefit
Investment Program, Inc.


By: /s/ Arthur Zeikel
    -----------------------------
    Title President & Director